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                                                                   EXHIBIT 99.1

                                                       [SANCHEZ GRAPHIC OMITTED]

News Release


FROM:      Sanchez Computer Associates, Inc.              FOR IMMEDIATE RELEASE
           40 Valley Stream Parkway                       ---------------------
           Malvern, PA 19355 USA

CONTACTS:  Investors                                     Media
           Greg Ryan, Investor Relations Officer         Karen Tulis, PR Manager
           Tel: 1-610-578-4252                           Tel: 1-610-578-4623
           Fax 1-610-296-7371                            Fax 1-610-296-7371
           greg.ryan@sanchez.com                         karen.tulis@sanchez.com

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          SANCHEZ COMPLETES ACQUISITION OF SPECTRA SECURITIES SOFTWARE

     MALVERN, Pa., July 3, 2002 -- Sanchez Computer Associates Inc. (Nasdaq:
SCAI), a global leader in providing banking and financial technology software and services solutions today announced it has completed the acquisition of Spectra Securities Software Inc., of Toronto, Canada, a leading provider of comprehensive wealth management solutions. According to terms, Sanchez paid approximately $24.4 million in cash, and approximately 585,000 shares of common stock to acquire all shares of Spectra. As part of the deal, Sanchez also assumed approximately $2.0 million in net debt from Spectra. Sanchez expects the acquisition will be accretive to earnings during the second half of 2002.

     "This acquisition presents a significant opportunity for our company to satisfy a pent up demand in the global marketplace for an integrated banking and wealth management solution," said Frank R. Sanchez, chief executive officer. "Product integration between the Sanchez core banking and technology platform and Spectra's Wealthware(TM) product line has already begun, and we are exploring the immediate opportunities to cross-sell our client bases."

     Sanchez expects the acquisition to contribute approximately $9 million in revenue and approximately $2 million in earnings before interest, tax, depreciation and amortization (EBITDA) during the second half of 2002.




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         40 Valley Stream Parkway o Malvern, PA 19355 o 1-610-296-8877 o
                               FAX 1-610-296-7371
             E-mail: info@sanchez.com o Web: http://www.sanchez.com




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Sanchez Complete Spectra Acquisition               7/3/02                 Page 2


     To provide the company with additional liquidity subsequent to the acquisition, Sanchez also announced it recently secured an agreement with PNC Bank for a $20 million variable-rate, revolving line of credit.

     With the acquisition complete, the company has initiated a program to re-brand Spectra's Wealthware products under the Sanchez brand. The Wealthware product suite includes equities, options, fixed-income securities, mutual fund securities and wrap account processing, and complements Sanchez's integrated and real-time core technology platform for banking. Together, the two companies' application products and technologies provide a complete banking and brokerage platform that satisfies the industry's growing global requirements for an integrated banking and wealth management solution.

ABOUT SANCHEZ

     Incorporated in 1980, Sanchez Computer Associates Inc. (Nasdaq: SCAI) is a global leader in developing and marketing scalable and integrated software and services that provide banking, customer integration, brokerage and wealth management solutions to more than 380 financial institutions in 21 countries. Sanchez products are designed to empower financial institutions to accelerate business transformation and achieve a competitive advantage by lowering operating costs, reducing technology risks and improving customer management. Sanchez products include: Sanchez Profile(R) -- a real-time, a multi-currency, multi-lingual, core banking and transaction processing application; Sanchez Xpress(TM) -- an enterprise customer and transaction management system, which provides CRM and delivers business integration; Sanchez Webclient(TM) -- a Web-based, customer front-end processor; and Sanchez WebCSR(TM) -- a browser-based, customer servicing application. Sanchez products are used as the basis for a complete outsourced direct banking solution under the Sanchez e-PROFILE(R) brand. Sanchez also develops and markets full-functioned, multi-channel, wealth management applications under the Sanchez Wealthware(TM) brand -- a solution set that satisfies the real-time, straight-through processing requirements of brokers, bankers and insurance agents and includes equities, options, fixed-income securities, mutual fund securities and wrap account processing. Sanchez corporate headquarters is located in Malvern, Pa. The company's outsourcing data and operations service center, Sanchez Data Systems Inc., is located in Seven Fields, Pa., and the company's wealth management division is based in Toronto, Canada. For more information, visit Sanchez on the Web at HTTP://WWW.SANCHEZ.COM, or send e-mail to INFO@SANCHEZ.COM.

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Sanchez Complete Spectra Acquisition               7/3/02                 Page 3


This news release contains forward-looking statements about Sanchez, Sanchez Data Systems Inc., which is an operating unit of Sanchez, Spectra Securities Software, which is the wealth management division of Sanchez, and includes, without limitation, statements concerning Sanchez's expectations as to the newly combined companies' revenues, expenses, EBITDA and earnings for 2002, the expected contribution thereto by the new wealth management division, the combined companies' future profitability and operations, and the combined companies' business development efforts. When used in this news release, the words "anticipate," "estimate," "expect," "intend," "plan," "project" and variations of these words and similar expressions are intended to identify forward-looking statements. Such statements are subject to risks and uncertainties. Actual outcomes could differ materially from those expressed in any such forward-looking statement due to a variety of factors in addition to those specifically identified above. These factors include, without limitation, Sanchez's ability to integrate Spectra's business and products in a timely and successful manner, changes in tax laws, tax treaties or tax regulations and the interpretation of enforcement thereof or differing interpretation or enforcement of applicable law by the Canada Customs and Revenue Agency, U.S. Internal Revenue Service or other taxing authority, currency fluctuations, changes in capital requirements, demand for products and services in the financial services industry, business and economic conditions, competition among software and technology companies serving that industry, the timing of new contract closings, potential delays in the implementation of products and services, the success of the company's e-PROFILE outsourcing model, the extent to which the Internet will be used for financial services and products, the development of the top-tier, mid-tier, direct banking and brokerage markets, market acceptance of the company's products and services within these markets, the company's ability to protect its intellectual property rights, the potential adverse impact of security breaches, outcomes of pending and future litigation, the company's ability to continue to improve its products and services, and those additional risks identified in the company's Form 10-K for 2001, which was filed with the SEC on March 28, 2002. The company undertakes no duty to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Profile is a registered trademark and Sanchez Xpress, Sanchez Webclient and Sanchez WebCSR are trademarks of Sanchez Computer Associates Inc. e-PROFILE is a registered trademark of Sanchez Data Systems Inc. Wealthware is a trademark of Spectra Securities Software. All other company and product names may be trademarks of the respective companies with which they are associated.


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